Exhibit 2.1

Form of Securities and Debenture Purchase Agreement

SECURITIES AND DEBENTURE PURCHASE AGREEMENT

Shells Seafood Restaurants, Inc.

16313 N. Dale Mabry Highway, Suite 100

Tampa, Florida 33618

The undersigned (the “Investor”), hereby confirms its agreement with you as follows:

1. This Securities and Debenture Purchase Agreement (the “Agreement”) is made as of the date set forth below between Shells Seafood Restaurants, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance of up to $2,300,000 of 12% Convertible Debentures (the “Debentures”) of the Company, no par value (the “Common Stock”), to certain investors in a private placement (the “Offering”). From the date hereof, through the Maturity Date (as defined in the Debenture) Casimir Capital may, in its sole election, increase the Offering by an additional $200,000.

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor: (a) [            ] principal amount of Debentures (the “Purchase Price”) pursuant to the Terms and Conditions for Purchase of Securities and Debentures attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein; and (b) Warrants (the “Warrants”) to purchase [            ] shares of Common Stock (the “Warrant Shares”), which expire three years from the Closing Date. The Warrants shall have an exercise price equal to 80% of the price per share or unit in the Company’s next round of equity financing resulting in net proceeds to the Company of at least $250,000, provided that such exercise price shall not be greater than $0.80 per share or less than $0.45 per share. An Investor shall receive one warrant for every $2 principal amount of Debentures purchased. Unless otherwise requested by the Investor in Exhibit A to Annex I, certificates representing the Debentures and Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, and (b) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. (“NASD”) member. Exceptions:

NONE

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

5.	The Company will pay sales commissions equal to ten percent (10%) of the aggregate proceeds to Casmir Capital, Placement Agent, and issue Placement Agent Warrants on the same terms, other than granting Casimir Capital a cashless exercise provision as the Warrants in an amount equal to ten percent (10%) of the aggregate sum of the Debentures and the Warrant Shares sold in the Offering. In addition, the Placement Agent and the Company shall enter into a consulting agreement pursuant to which the Placement Agent shall receive as consideration therefor warrants to purchase that number of shares of Common Stock as equals 23% of the aggregate amount of the Securities sold in the Offering.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: , 2004

[Name of Investor]

“INVESTOR”

By:
Print Name:
Title:
Address:

AGREED AND ACCEPTED:

Shells Seafood Restaurants, Inc.

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES AND DEBENTURES

BY [NAME OF INVESTOR]

1. Agreement to Sell and Purchase the Securities and Debentures; Subscription Date. At the Closing (as defined in Section 2), Shells Seafood Restaurants, Inc. (the “Company”) will sell to the Investor named in the Securities and Debenture Purchase Agreement dated [                         , 2004] to which this Annex I is attached, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the amount of Debentures and the number of Warrants, and shares (the “Warrant Shares”) underlying the Warrants (collectively, the “Securities”) set forth in paragraph 3 of the Securities and Debenture Purchase Agreement to which these Terms and Conditions for Purchase of Securities and Debentures are attached as Annex I and at the purchase price set forth in such paragraph.

The Company may enter into the same form of Securities and Debenture Purchase Agreement, including these Terms and Conditions, with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities and Debenture Purchase Agreement to which these Terms and Conditions are attached and the Securities and Debenture Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors, along with all other agreements executed in connection with the transactions contemplated hereby, are hereinafter sometimes collectively referred to as the “Agreements.”)

2. Delivery of the Securities at Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur at a place and time, no later than [December         , 2004] (the “Closing Date”), to be specified by the Company and the Investor. By mutual agreement, the Closing can be conducted by phone, fax, and e-mail, with delivery of stock and warrant certificates and wire transfer of funds within two business days thereafter. At the Closing, the Company shall deliver to the Investor (a) one or more debenture certificates representing the amount of Debentures set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or, if so indicated on the Securities Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor provided that, if requested by the Investor, debenture certificates representing such Debentures shall be delivered in escrow to such Investor’s agent prior to the Closing, to be held until the completion of the Closing; and (b) the Warrants. In addition, on or prior to the Closing Date, the Company shall cause counsel to the Company to deliver to each Investor a legal opinion in the form attached hereto as Exhibit C.

The Company’s obligation to issue and sell the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth on the signature page hereto; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived wholly or in part by the Investor: (a) the Company’s agreement to issue and sell, and the Investor’s agreement to purchase, on the Closing Date, the amount of Debentures and the number of Warrants indicated on the Securities and Debenture Purchase Agreement; (b) the delivery to the Investor by counsel to the Company of a legal opinion substantially in the form attached hereto as Exhibit C; (c) the representations and warranties of the Company contained in Section 3 being true and correct in all material respects on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing; (d) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreement or the right of the Company to enter into such Agreement or to consummate the transactions contemplated hereby and thereby; and (e) the delivery to the Investor by the Secretary or Assistant Secretary of the Company of a certificate stating that the condition specified in part (c) of this paragraph has been fulfilled.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, that as of the date hereof, as of the Closing and except as disclosed in the Investor Materials or as set forth in the Schedule of Exceptions attached hereto (the “Schedule of Exceptions”):

3.1 Organization. The Company is duly organized and validly existing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K, and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Securities being purchased by the Investor hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

3.3 Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Securities under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the Certificate of Incorporation or Bylaws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Securities to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

3.4 Capitalization. Except as set forth in the Schedule of Exceptions, the Company has not issued any capital stock since September 26, 2004 except for issuances of capital stock pursuant to the exercise of options or warrants. The Securities to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements will be duly and validly issued, fully paid and nonassessable. The outstanding shares of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in the Schedule of Exceptions, there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the outstanding shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as set forth in the Schedule of Exceptions, the Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. There are no shareholder agreements, voting agreements or other similar agreements with respect to the outstanding shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. The Company does not have any so-called shareholder rights plan or “poison pills” and there are no “shark-repellant” charter or bylaw provisions or so-called “state anti-takeover” statutes applicable, in any case, to all or any portion of the transactions contemplated hereby, including, without limitation, issuance of the Securities.

3.5 Legal Proceedings. There is no action, suit, proceeding, or to the knowledge of the Company or any of its subsidiaries, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by the Agreements or that would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements. The Company and each of its subsidiaries are unaware of any facts that could give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, that in their reasonable belief could have a Material Adverse Effect.

3.6 No Violations. The Company is not in violation of its Certificate of Incorporation or By-laws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition that, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, that would be reasonably likely to have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as the Investor owns any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which in the aggregate would not have a Material Adverse Effect.

3.7 Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in its most recent report on Form 10-K, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

3.8 Intellectual Property. (i) The Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) described or referred to in its most recent report on Form 10-K as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in its most recent report on Form 10-K, except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) the Company is not infringing, or has not received any notice of, or has any knowledge of, any asserted infringement by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) the Company has not received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company that, individually or in the aggregate, would have a Material Adverse Effect.

3.9 Financial Statements. The financial statements of the Company included in the SEC Documents (as defined in Section 3.12) have been prepared in accordance with generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole.

3.10 No Material Adverse Change. Except as set forth in the Schedule of Exceptions, since September 26, 2004, there has not been (i) any material adverse change in the financial condition or earnings of the Company considered as one enterprise, (ii) any material adverse event affecting the Company, (iii) any obligation, direct or contingent, that is material to the Company considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any loss or damage (whether or not insured) to the physical property of the Company that has been sustained that has a Material Adverse Effect.

3.11 Exchange Act Compliance. The Company’s outstanding shares are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the outstanding shares under the Exchange Act, nor has the Company received any notification that the Securities and Exchange Commission (the “SEC”) is contemplating terminating such registration. The Company is not aware of any facts or circumstances that might reasonably be expected to give rise to any of the foregoing.

3.12 Reporting Status. Since January 1, 2003 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after January 1, 2003 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the “SEC Documents” and all the SEC Documents filed prior to the date of this Agreement, the “Filed SEC Documents”). The Company has made available to the Investor true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Filed SEC Document. None of the statements made in any such SEC Documents is currently required to be updated or amended under applicable law (except for such statements as have been amended or updated by subsequent Filed SEC Documents prior to the date of this Agreement). The Filed SEC Documents contain or incorporate by reference a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject and that are required by the rules and regulations promulgated under the Exchange Act to be included as exhibits to the SEC Documents (each a “Contract”). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default would have a Material Adverse Effect.

3.13 Listing. Intentionally Omitted.

3.14 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the outstanding shares to facilitate the sale or resale of the Securities.

3.15 Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.16 Disclosure. No information relating to or concerning the Company set forth in the Agreements, provided to Casmir Capital, or set forth in the Filed SEC Documents in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of the Agreements, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries that has not been Publicly Disclosed (as defined in Rule 101(e) of Regulation FD).

3.17 Form S-3 Eligibility. Intentionally Omitted.

3.18 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has conducted any “general solicitation,” as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

3.19 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of the Investor to the extent relevant for such determination.

3.20 Key Employees; Company’s Knowledge. Each Key Employee (as defined below) is currently serving the Company or a subsidiary of the Company in the capacity disclosed in its most recent report on Form 10-K. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., litigation) that would cause such employee to be unable to devote his full time and attention to such employment or services. “Key Employee” means each of [Philip Chapman, Leslie Christon, Warren Nelson and Guy Kathman]. For purposes hereof, the term “knowledge of the Company” shall mean the knowledge of each of the Key Employees.

3.21 Solvency. The Company (both before and after giving effect to the transactions contemplated by the Agreements) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

3.22 Legends. Except for the legend contemplated by Section 4.6 hereof, the Securities shall bear no other legend.

3.23 Securities Laws. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D. The Company shall, on or prior to the date of each Closing, take such action as is necessary to sell the Securities to the Investors in accordance with applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to the Investors on or prior to the date of each Closing. Without limiting any of the Company’s obligations under the Agreements, from and after the date of the first Closing, neither the Company nor any person acting on its behalf shall take any action that would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby and thereby.

3.24 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities to fund working capital requirements and to refurbish restaurants and to fix damage from hurricanes in the southeast. Without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or shareholder of the Company, to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on outstanding shares or other securities of the Company, other than any such payment explicitly required or permitted by the terms of the Agreements.

3.25 Intentional Acts or Omissions. The Company shall not intentionally perform any act that if performed, or intentionally omit to perform any act that, if omitted to be performed, would prevent or excuse the performance of the Agreements or any of the transactions contemplated hereby or thereby or the benefits intended to be secured thereby by the Investor.

3.26 Corporate Existence. So long as the Investor beneficially owns any Securities, the Company shall use all commercially reasonable efforts to maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, as long as the surviving or successor entity in such transaction (i) assumes the Company’s obligations under the Agreements and instruments entered into in connection therewith and (ii) is a publicly traded corporation.

3.27 Transactions with Affiliates. The Company and each of its subsidiaries will not enter into any agreement or arrangement, written or oral, directly or indirectly, with an affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an affiliate, except upon fair and reasonable terms under the circumstances as determined by the Company in good faith, taking into account all of the facts and circumstances of such agreement or arrangement, and except for existing intercompany debt or transactions with or between the Company and any of its subsidiaries and payments and benefits to officers and directors in their capacities as such in the ordinary course of business, consistent with past practices.

3.28 Accountants. Kirkland, Russ, Murphy & Tapp P.A., who expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 28, 2003, have advised the Company that they are, and to the best knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

3.29 Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

3.30 Foreign Corrupt Practices. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.31 Agreements Not to Compete. The Company has delivered to the Placement Agent true, complete and accurate copies of all contracts in full force and effect as of the date hereof between the Company and its subsidiaries and its respective directors, officers, employees, agents (including sales agents), dealers or distributors which prevent or restrict any such person from competing with the Company and its subsidiaries in any manner.

3.32 Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.33 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise that has had or could reasonably be expected to result in a Material Adverse Effect, between the accountants and lawyers formerly or presently employed by the Company and the Company.

3.34 Compliance with Patriot Act. Neither the Company nor any of it subsidiaries (i) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting

Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) knowingly engages or will knowingly engage in any dealings or transactions, or be otherwise knowingly associated, with any such person. Neither the Company nor any of its Subsidiaries is or will be in violation of the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

3.35 Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are applicable to the Company and as are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

3.36 Representations and Warranties. The representations and warranties of the Company contained in this Agreement in the aggregate, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, are true and correct with only such exceptions which in the aggregate are not reasonably likely to have a Company Material Adverse Effect. In the event a representation and warranty is qualified by a Company Material Adverse Effect exception and there occurs a Company Material Adverse Effect with respect thereto, such representation and warranty shall be conclusively deemed breached without regard to whether a Company Material Adverse Effect was or was not reasonably likely.

4. Representations, Warranties and Covenants of the Investor.

4.1 Investor Knowledge and Status. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor understands that the Securities are “restricted securities” and the offer and sale thereof have not been registered under the Securities Act and is acquiring the number of Securities set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Investor’s right to sell Securities pursuant to a registration statement, or otherwise, or other than with respect to any claim arising out of a breach of this representation and warranty); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Debentures, Warrants, or Warrant Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the signature page hereto and the Investor Questionnaire attached hereto as Exhibit B and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; and (v) the Investor has, in connection with its decision to purchase the Securities set forth on the signature page hereto, relied only upon the SEC Reports and the representations and warranties of the Company contained herein. Investor understands that the issuance of the Securities to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. The Placement Agent is not authorized to make any representation or use any information in connection with the placement, purchase and sale of the Securities, and no person is authorized to provide any representation which is inconsistent or in addition to those herein or in the SEC Reports. The Investor acknowledges that it has not received or relied on any such representations.

4.2 International Actions. The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States. If the Investor is located outside the United States, it has or will take all actions necessary for the sale of the Securities to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

4.3 Registration Required. The Investor hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of this Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling such Securities in a transaction not subject to the prospectus delivery requirement), and the Investor acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith.

4.4 Power and Authority. The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

4.5 No Tax or Legal Advice. The Investor understands that nothing in this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities

4.6 Legends. The Investor understands that until such time as the Shares have been registered under the Securities Act as contemplated hereunder or otherwise may be sold by the

Investor pursuant to Rule 144, the certificates for the Shares, will bear a restrictive legend (the “Legend”) in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

4.7 Placement Agent. The Investor acknowledges that Casimir Capital is acting as the placement agent for the sale of the Securities and will receive a fee from the Company in connection therewith on subscriptions from Investors introduced by it. Casimir Capital and its counsel, Greenberg Traurig, LLP (“GT”), assisted the Company in the preparation of the Agreements. The Investor further acknowledges and agrees that Casimir Capital is not acting as a financial advisor or fiduciary to the Investor (or in any similar capacity) with respect to the Agreements or the transactions contemplated hereby, and the relationship between Casimir Capital and the Investor is such that any statement made by Casimir Capital, or any of its representatives or agents, in connection with the transactions contemplated hereby is not advice or a recommendation, is merely incidental to the Investor’s purchase of the Securities, and has not been relied upon in any way by the Investor. The Investor further acknowledges and agrees that GT is not acting as a legal advisor to the Investor (or in any similar capacity) with respect to the Agreements or the transactions contemplated hereby. The Investor further represents that the Investor’s decision to enter into the Agreements and the transactions contemplated hereby has been based solely on an independent evaluation by the Investor and its representatives. The Investor agrees that neither Casimir Capital nor any of its directors, officers, employees or agents shall be liable to the Investor for any action taken or omitted to be taken by it in connection herewith, except for willful misconduct or gross negligence. The Investor further acknowledges that (i) it has been represented by its own separate legal counsel in its review and negotiation of the Agreements and the Offering, or (ii) it has affirmatively declined to be represented by counsel. For reasons of administrative convenience only, certain Investors and their respective counsel may choose to communicate with the Company through Casimir Capital. GT may represent Casimir Capital in such communications, but GT does not represent any of the Investors.

4.8 Several and Not Joint Obligations. The obligations of each Investor under the Agreements are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under the Agreements. Nothing contained herein or in any other Agreement, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Agreements or out of the other Offering documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

4.9 NASD Membership. The Investor acknowledges that if he or she is a registered employee or principal of a NASD member firm, the Investor must give such firm notice required by the NASD’s Rules of Fair Practice, receipt of which must be acknowledged by such firm and delivered to the Company

5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor until two years from the date of this Agreement.

6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered to or from outside the United States, by international Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, four (4) business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by international Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt if confirmation is before 4:00 p.m. local time of the recipient on a business day and, if not, then the next business day, and shall be delivered as addressed as follows:

(a) if to the Company, to:

Shells Seafood Restaurants, Inc.

16313 N. Dale Mabry Highway, Suite 100

Tampa, Florida 33618

Attention:         Warren R. Nelson

Telephone:       (813) 961-0944

Fax:     (813) 961-6865

with a copy mailed or faxed to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10017

Attention:         Kenneth R. Koch

Telephone:       (212) 935-3000

Fax:     (212) 983-3115

(b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investor in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

13. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

14. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.